                                                                      EXHIBIT 11

                         DREYER'S GRAND ICE CREAM, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                  (unaudited)

                                                                       Year Ended
                                                      ----------------------------------------------
(in thousands, except per share amounts)              Dec. 30, 1995    Dec. 31, 1994   Dec. 25, 1993
                                                      -------------    -------------   -------------
PRIMARY

Net (loss) income applicable to common stock             $(3,496)         $ 1,001         $16,789

Weighted average number of shares of common
   stock outstanding                                      13,285           14,731          14,624
                                                         -------          -------         -------

Net (loss) income share, as reported                     $  (.26)         $   .07         $  1.15
                                                         =======          =======         =======

Weighted average number of shares of common
   stock outstanding                                      13,285           14,731          14,624

Common stock equivalent--assumed exercise of
   common stock options and warants                          334               99             148
                                                         -------          -------         -------

Weighted average number of shares of common
   stock outstanding, including common stock
   equivalents                                            13,619           14,830          14,772
                                                         =======          =======         =======

Net (loss) income per common share                       $  (.26)(1)      $   .07(1)      $  1.14(1)
                                                         =======          =======         =======

FULLY DILUTED

Net (loss) income applicable to common stock             $(3,496)         $ 1,001         $16,789

Add preferred dividends on redeemable convertible
   Series B preferred stock, due June 2001, and
   accretion of preferred stock to redemption value        1,972

Add interest expense on convertible subordinated
   debentures issued June 1993 and amortization of
   related issuance costs, net of tax                      2,571            4,103           1,993
                                                         -------          -------         -------

Adjusted net income                                      $ 1,047          $ 5,104         $18,782
                                                         =======          =======         =======

Weighted average number of shares of common
   stock outstanding                                      13,285           14,731          14,624

Common stock equivalent--assumed exercise of
   common stock options and warrants                         412              105             204

Assumed conversion of debentures                                            2,900           1,426

Assumed conversion of preferred stock                      2,900
                                                         -------          -------         -------

Adjusted shares                                           16,597           17,736          16,254
                                                         =======          =======         =======

Net income per common share                              $   .06(2)       $   .29(2)      $  1.16(2)
                                                         =======          =======         =======

(1) This calculation is submitted in accordance with Regulation S-K item 601 (b)
    (11) although it is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2)  This calculation is submitted in accordance with Regulation S-K item 601
     (b) (11) although it is contrary to APB Opinion No. 15 because it produces an anti-dilutive effect.